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                           FORM N-4, ITEM 24(b)(10.1)

                          CONSENT OF INDENDENT AUDITORS

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We hereby consent to the use in this Registration  Statement on Form N-4 for AUL

American  Individual  Variable  Annuity Unit Trust of our report dated April 24,

2007,  relating to the  financial  statements  and  financial  highlights of AUL

American  Individual  Variable Annuity Unit Trust and our report dated March 15,

2007, relating to the consolidated  financial statements of OneAmerica Financial

Partners,  Inc., which appear in such Registration Statement. We also consent to the references to us under the headings  "Condensed  Financial  Information" and

"Independent Registered Public Accounting Firm" in such Registration Statement.







/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

August 16, 2007
Indianapolis, Indiana